UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

MONTE ROSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40522	84-3766197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Harrison Avenue, Suite 900

Boston, MA 02118

(Address of principal executive offices, including zip code)

(617) 949-2643

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GLUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 15, 2024, Monte Rosa Therapeutics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with TD Securities (USA) LLC, as representative of the several underwriters listed on Schedule 1 thereto (collectively, the “Underwriters”), related to an underwritten public offering (the “Offering”) of 10,638,476 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a public offering price of $4.70 per share, and, in lieu of Common Stock to certain investors, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 10,638,524 shares of Common Stock at a public offering price of $4.6999 per Pre-Funded Warrant, which represents the price per share at which shares of Common Stock are being sold to the public in this offering, minus $0.0001, which is the exercise price of each Pre-Funded Warrant.

The Company estimates that the net proceeds from the Offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $96.7 million. The Company may receive nominal proceeds, if any, from the exercise of the Pre-Funded Warrants. The Company intends to use the net proceeds from the Offering, together with its existing cash, cash equivalents, and marketable securities, to fund clinical development of MRT-6160, pre-clinical and clinical development of MRT-8102, as well the utilization of the QuEENTM platform to develop additional immunology and inflammation targets, and for working capital and other general corporate purposes. The Offering is expected to close on or about May 20, 2024, subject to the satisfaction of customary closing conditions. As a result of the Offering, the Company expects its cash and cash equivalents to be sufficient to fund planned operations and capital expenditures into the first half of 2027, enabling advancement of its MRT-2359, MRT-6160, and MRT-8102 programs through clinical milestones including results from proof-of-concept clinical studies in patients for each program.

The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting Common Stock. The Pre-Funded Warrants are exercisable from the date of issuance and do not expire. Each Pre-Funded Warrant is exercisable, in the holder’s discretion, by delivery to the Company of an exercise notice along with (i) payment in full in immediately available funds for the number of shares of Common Stock purchased upon exercise, or (ii) a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrants, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would result in: (i) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, up to 19.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, up to 19.99%) of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon at least 61 days’ notice to the Company.

In the event of a Fundamental Transaction (as defined in the Pre-Funded Warrants), a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to such Fundamental Transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-266003), filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2022 and declared effective by the SEC on July 13,

2022. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the shares of Common Stock or the Pre-Funded Warrants.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The foregoing description of certain terms of the form of Pre-Funded Warrant does not purport to be a complete statement of the rights and obligations of the parties thereto and the transactions contemplated thereby, and is qualified in its entirety by reference to the form of Pre-Funded Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the legal opinion of Goodwin Procter LLP, relating to the legality of the issuance and sale of shares of Common Stock and the Pre-Funded Warrants in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements about the Company’s expectations regarding the timing and closing of the Offering. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained in this Current Report on Form 8-K, such as those related to the anticipated closing of the Offering and the potential exercise of the Pre-Funded Warrants, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, uncertainties related to market conditions and the satisfaction of customary closing conditions related to the Offering. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2023, as well as any subsequent filings with the SEC. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated May 15, 2024, by and between Monte Rosa Therapeutics, Inc. and TD Securities (USA) LLC, as representative of the several underwriters listed on Schedule 1 thereto.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press Release issued by Monte Rosa Therapeutics, Inc. dated May 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monte Rosa Therapeutics, Inc.

Date: May 16, 2024	By:	/s/ Markus Warmuth
Markus Warmuth
President and Chief Executive Officer